As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

WESTWATER RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2212772
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(Address, including zip code, of principal executive offices)

____________

Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended

(Full title of the plan)

Jeffrey L. Vigil

Vice President and Chief Financial Officer

Westwater Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

(303) 531-0516

(Name, address and telephone number, including area code, of agent for service)

____________

Copies to:

Paul Hilton, Esq.

David R. Crandall, Esq.

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, Colorado 80202

Telephone: (303) 899-7300

Facsimile: (303) 899-7333

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐Accelerated filer  ☐

Non-accelerated filer  ☑Smaller reporting company  ☑

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,500,000 (2)	$5.22 (3)	$7,830,000.00	$855.00

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the Common Stock, par value $0.001 per share (the “Common Stock”) that may become issuable under the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (as amended, the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)Represents increases to the number of shares of Common Stock reserved for issuance under the 2013 Plan, which increases were approved by the Registrant’s stockholders on May 21, 2021.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NYSE American Stock Exchange on June 23, 2021.

ii

EXPLANATORY NOTE

On May 21, 2021, the stockholders of Westwater Resources, Inc. (the “Company” “we,” “us” or “our”) approved an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (as amended, the “2013 Plan”) to increase the authorized number of shares of common stock available and reserved for issuance under the 2013 Plan by 1,500,000 shares. The shares of common stock being registered pursuant to this registration statement on Form S-8 are additional securities of the same class as the securities for which registration statements on Form S-8 (File Nos. 333-250866, 333-226927 and 333-193075) were filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2020, August 8, 2018 and December 24, 2013, respectively. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the SEC, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the SEC as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are hereby incorporated by reference in this registration statement:

(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 16, 2021;

(b)The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 12, 2021;

(c)The Company’s Current Reports on Form 8-K filed with the SEC on February 8, 2021, March 8, 2021, May 10, 2021, May 12, 2021 and May 21, 2021; and

(d)The description of the Company’s common stock contained in its Form 8-A filed on March 8, 2021, including any amendments or reports filed for the purpose of updating the description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into an indemnification agreement with each director and officer that provides for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2021).
4.2

Restated Certificate of Incorporation of the Company, as amended through April 22, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019).

4.3

Amended and Restated Bylaws of the Company, as amended May 10, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021).

5.1*	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered.
23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2*	Consent of Moss Adams LLP.
24*	Power of Attorney (included on signature page).

* Filed herewith

Item 9. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Centennial, State of Colorado, on the 25th day of June, 2021.

WESTWATER RESOURCES, INC.

By:  /s/ Christopher M. Jones

Name:Christopher M. Jones

Title:President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher M. Jones and Jeffrey L. Vigil, and each of them severally, his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher M. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2021
Christopher M. Jones
/s/ Jeffrey L. Vigil	Vice President – Finance and Chief Financial Officer (Principal Financial Officer)	June 25, 2021
Jeffrey L. Vigil
/s/ Steven M. Cates	Chief Accounting Officer and Controller (Principal Accounting Officer)	June 25, 2021
Steven M. Cates
/s/ Terence J. Cryan	Director and Chairman	June 25, 2021
Terence J. Cryan
/s/ Karli S. Anderson	Director	June 25, 2021
Karli S. Anderson
/s/ Tracy D. Pagliara	Director	June 25, 2021
Tracy D. Pagliara
/s/ Deborah A. Peacock	Director	June 25, 2021
Deborah A. Peacock